Exhibit 99.1

Natural Gas Services Group, Inc. Announces Appointment of
Micah Foster as Chief Financial Officer

MIDLAND, Texas, May 11, 2021 - Natural Gas Services Group, Inc. (NYSE:NGS) (the "Company" or "NGS"), a leading provider of gas compression equipment and services to the natural gas and oil industry, announced today that Micah C. Foster has been appointed Vice President, Chief Financial Officer and Corporate Secretary.

Mr. Foster has over 17 years of professional experience in the energy industry and public accounting. Prior to joining the Company Mr. Foster served as the Chief Accounting Officer of Legacy Reserves Inc and its predecessor Legacy Reserves LP, a publicly traded oil and natural gas company, from April 2012 until April 2020. Prior to his appointment as Chief Accounting Officer in April 2012, Mr. Foster served in various roles for Legacy ranging from Financial Accountant to Corporate Controller. Prior to joining Legacy, Mr. Foster worked as staff auditor and then senior auditor at Ernst & Young, LLP from July 2003 to January 2006. Mr. Foster holds a BBA in Accounting and Finance from Abilene Christian University and is a Certified Public Accountant. Legacy Reserves Inc. filed for protection under Chapter 11 of the federal bankruptcy code in July, 2019 and emerged from bankruptcy in December 2019.

“We are delighted that Micah has joined the NGS team as our Chief Financial Officer,” said Stephen C. Taylor, Chairman, President and Chief Executive Officer of Natural Gas Services Group, Inc. “He has served as our interim Controller since January and brings a wealth of experience both as an auditor and in public company finance and accounting to the NGS team. Moreover, his experience in the oil and gas industry will be a meaningful asset to our company. We welcome Micah to the NGS team and look forward to his immediate contribution to our financial and accounting team.”

Mr. Foster takes the place of G. Larry Lawrence who has served as our Interim Chief Financial Officer since January after returning to the Company from retirement.

“I want to thank Larry for his return to service as our Chief Financial Officer in January,” added Taylor. “After retiring, Larry’s selfless return allowed us to continue our financial operations without missing a step upon an unexpected officer resignation. Larry’s contributions to the company have been significant and his loyalty to the company exceptional. I treasure his counsel and friendship and we wish him well as he, once again, retires.”

A Current Report detailing Mr. Foster’s employment with the Company is being filed concurrent with this press release with the United States Securities and Exchange Commission.

About Natural Gas Services Group, Inc. (NGS):

NGS is a leading provider of gas compression equipment and services to the energy industry. The Company manufactures, fabricates, rents, sells and maintains natural gas compressors and combustion systems for oil and natural gas production and plant facilities. NGS is headquartered in Midland, Texas, with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas, and service facilities located in major oil and natural gas producing basins in the U.S. Additional information can be found at www.ngsgi.com.
Cautionary Note Regarding Forward-Looking Statements:
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS's products and services; and new governmental safety, health and environmental regulations and social initiatives which could require NGS to make significant capital expenditures or reduce our customers' demand for our products and services. Any forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For More Information, Contact:
Alicia Dada, Investor Relations
(432) 262-2700
Alicia.Dada@ngsgi.com
www.ngsgi.com